Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-231122, 333-223899, 333-206161, 333-183321, 333-150053, and 333-126161 on Form S-8 of our report dated February 13, 2020, (August 25, 2020 as to the effects of the change in reportable segments described in Note 22) relating to the financial statements of TreeHouse Foods, Inc. appearing in this Current Report on Form 8-K dated August 25, 2020.

/s/ DELOITTE & TOUCHE LLP
Chicago, Illinois
August 25, 2020